Exhibit 10

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report on Jefferson Pilot Financial Insurance Company and subsidiaries dated February 4, 2000, in Pre-Effective Amendment No. 1 (Form N-4, No. 333-95155) under the Securities Act of 1933 and Amendment No. 3 (Form N-4, No. 811-9779) under the Investment Company Act of 1940 and related Statement of Additional Information of The Pilot Elite Variable Annuity issued by Jefferson Pilot Financial Insurance Company.

/s/ Ernst & Young LLP

Greensboro, North Carolina
June 8, 2000